UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2005

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation or organization)	Number)	Identification No.)

2911 South County Road 1260 Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)

432-563-3974
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
3rd Amended/Restated Loan Agreement
Modification Agreement
Guaranty Agreement
Guaranty Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

     On January 3, 2005, Natural Gas Services Group, Inc., a Colorado corporation, as borrower, and its wholly owned subsidiary, Screw Compression Systems, Inc., a Texas corporation (or SCS), as guarantor, entered into a Third Amended and Restated Loan Agreement (or the Loan Agreement) with Western National Bank (or WNB). Simultaneously with our execution of the Loan Agreement, we entered into a Modification Agreement (or the Modification Agreement) with WNB modifying our existing term loan facility evidenced by a Term Promissory Note, dated November 3, 2003, payable to WNB in the original principal amount of $7,521,109.00 (or the $7,521,109.00 Term Note).

     Natural Gas entered into the Loan Agreement and the Modification Agreement for the following purposes:

•	to facilitate our purchase (or the Purchase) of all of the issued and outstanding shares of capital stock (or the SCS Shares) of SCS, from Paul D. Hensley, Jim Hazlett and Tony Vohjesus (or the Sellers), pursuant to a Stock Purchase Agreement, dated as of October 18, 2004 (or the Purchase Agreement), as amended by Amendment No. 1 to Stock Purchase Agreement, dated December 6, 2004 (or Amendment No. 1), by and among Natural Gas, SCS and the Sellers;

•	to refinance SCS’ existing real estate debt;

•	to increase the amount of funds available for general working capital purposes;

•	to modify our existing term loan facility; and

•	to reflect the availability of additional funds for the construction of new compressor units for lease and resale.

     You can find additional information about the Purchase, the Purchase Agreement, and Amendment No. 1 in our Form 8-K Report dated October 18, 2004 and filed with the Securities and Exchange Commission (or SEC) on October 21, 2004 and in our Form 8-K Report dated December 6, 2004 and filed with the SEC on December 6, 2004.

     The Loan Agreement provides for three term loan facilities, a revolving line of credit facility and an advancing term loan facility. The three term loan facilities are evidenced by three separate notes, two of which reflect new loans in the original principal amounts of $8,000,000.00 and $1,415,836.00, respectively, and one of which reflects our existing term loan evidenced by the $7,521,109.00 Term Note, as modified by the Modification Agreement. We incurred the indebtedness evidenced by the two new term loans to facilitate the Purchase and to refinance SCS’ existing real estate debt. All outstanding principal under the $8,000,000.00 note (or the $8,000,000.00 Term Note) is due and payable on January 1, 2012, and all outstanding principal under the $1,415,836.00 note (or the $1,415,836.00 Term Note) is due and payable on January 1, 2010. The $7,521,109.00 Term Note evidences our existing term loan facility. The Modification Agreement modifies the payment structure under the $7,521,109.00 Term Note. The principal of the $7,521,109.00 Term Note was originally payable in forty-five equal monthly installments of $170,801.00 and one final installment equal to all remaining unpaid principal and accrued, unpaid interest on such Note. After the modification described in the Modification Agreement, the $7,521,109.00 Term Note is now payable in twelve monthly installments of $170,801.00, followed by thirty-three monthly installments of $78,142.00 and one final installment equal to all remaining unpaid principal and accrued, unpaid interest on such note. The maturity date under the $7,521,109.00 Term Note is September 15, 2007.

     Under the Loan Agreement, we increased our revolving line of credit facility from $750,000.00 to $2,000,000.00 to provide us with additional working capital, as evidenced by a Revolving Line of Credit Note, in the original principal amount of $2,000,000.00 (or the Revolving Line of Credit Promissory Note). All outstanding principal under the Revolving Line of Credit Note is due and payable on January 1, 2006. Under the revolving line of credit facility, we can borrow, repay and reborrow funds drawn under such facility.

     We also increased our existing advancing term loan facility under the Loan Agreement from $7,000,000.00 to $10,000,000.00 to provide us with additional funds to be used in connection with our construction of new compressor units. Our advancing term loan facility is evidenced by an Advancing Line of Credit Promissory Note, dated November 3, 2003 (or the Advancing Line of Credit Promissory Note), as modified by a Note Modification Agreement, dated effective December 15, 2004 (or the Advancing Modification Agreement], payable to the order of WNB in the original principal amount of $10,000,000.00. All outstanding principal under the Advancing Line of Credit Promissory Note is due and payable on November 15, 2009. You can find additional information about the Advancing Modification Agreement in our Form 8-K Report dated December 27, 2004 and filed with the SEC on December 30, 2004. Under the advancing term loan facility, we can borrower and repay, but are prohibited from reborrowing funds previously drawn under such facility.

     The loans made to us under the facilities described above bear interest at a rate equal to the sum of the variable rate of interest per annum published from day to day in the Money Rate section of the Wall Street Journal as its “prime rate,” plus 1.00%. Each loan is subject to a floor rate of 6.00%, except the loan evidenced by the $7,521,109.00 Term Note, which is subject to a floor rate of 5.25%.

     The total amount that we can borrow and have outstanding at any one time under our credit facilities established in the Loan Agreement, excluding the facility evidenced by the $1,415,836.00 Term Note, is limited to the lesser of $28,936,945.00 or the “borrowing base” determined by WNB. The amount of the borrowing base is based primarily upon a discounted value of Natural Gas’ and SCS’ receivables, equipment, and inventory. WNB may from time to time, in its sole discretion, redetermine the borrowing base amount. If, as a result of a redetermination by WNB of the borrowing base, the outstanding principal amount of our credit facilities, excluding the facility evidenced by the $1,415,836.00 Term Note, exceeds the borrowing base, we must first reduce the principal of the Revolving Line of Credit Promissory Note by an aggregate amount equal to the excess. To the extent such excess is not eliminated by the payment on the Revolving Line of Credit Promissory Note, we must next prepay the principal of the Advancing Line of Credit Promissory Note, the $7,521,109.00 Term Note, and the $8,000,000.00 Term Note, in that order, in an aggregate amount equal to the remaining unpaid excess amount. The current borrowing base is $20,888,199.00. The principal amount presently outstanding under our credit facilities, excluding the facility evidenced by the $1,415,836.00 Term Note, is $20,233,885.00.

     The maturity date of our outstanding loans may be accelerated by WNB upon the occurrence of an event of default under the Loan Agreement. Generally, the events of default specified in the Loan Agreement include:

•	failure to timely pay the interest on and principal of the loans;

•	any representation or warranty being untrue in any material respect;

•	failure to observe or perform any of the covenants contained in the loan papers;

•	liquidation or reorganization under any insolvency loan;

•	the occurrence of a change of control;

•	final judgment against us in the amount of $100,000 or more;

•	failure to have discharged within 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of our properties or assets having a value of $100,000.00 or more; or

•	any acceleration, notice of default, default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any material agreement.

     Natural Gas is the borrower and SCS is the guarantor under the Loan Agreement; however, the $1,415,836.00 Term Note is payable by SCS to WNB. Natural Gas guaranteed SCS’ performance under the loan evidenced by the $1,415,836.00 Term Note, and SCS guaranteed the payment of the other loans.

     In addition to customary affirmative covenants, the Loan Agreement contains various restrictive covenants and compliance requirements. Among these restrictions are limitations on our ability to:

•	dispose of assets;

•	incur additional indebtedness;

•	create liens on our assets;

•	repurchase, redeem or retire our capital stock or other securities;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with subsidiaries and affiliates;

•	materially amend or modify our existing compressor leases;

•	declare or pay dividends on our capital stock; and

•	make any significant or substantial change in the nature of our business as being conducted as of the date of the Loan Agreement.

     The Loan Agreement also requires that we:

•	at the end of each month, have a current ratio (as defined in the Loan Agreement) of at least 1.5 to 1.0;

•	at the end of each month, have a consolidated tangible net worth (as defined in the Loan Agreement) of at least $14,500,000.00;

•	at the end of each quarter, have a ratio of (a) consolidated cash flow (as defined in the Loan Agreement), to (b) consolidated fixed charges (as defined in the Loan Agreement) of at least 1.25 to 1.00; and

•	at the end of each month, not permit our ratio of (a) consolidated debt (as defined in the Loan Agreement), to (b) consolidated tangible net worth (as defined in the Loan Agreement) to exceed 2.7 to 1.00.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Loan Agreement, dated as of January 3, 2005, among Natural Gas Services Group, Inc., Screw Compression Systems, Inc., and Western National Bank

Exhibit No.	Description
10.2	Modification Agreement, dated as of January 3, 2005, by and between Natural Gas Services Group, Inc., and Western National Bank

10.3	Guaranty Agreement, dated as of January 3, 2005, made by Natural Gas Services Group, Inc., for the benefit of Western National Bank

10.4	Guaranty Agreement, dated as of January 3, 2005, made by Screw Compression Systems, Inc., for the benefit of Western National Bank

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Wallace C. Sparkman
Wallace C. Sparkman, President

Dated: January 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Loan Agreement, dated as of January 3, 2005, among Natural Gas Services Group, Inc., Screw Compression Systems, Inc., and Western National Bank

10.2	Modification Agreement, dated as of January 3, 2005, by and between Natural Gas Services Group, Inc., and Western National Bank

10.3	Guaranty Agreement, dated as of January 3, 2005, made by Natural Gas Services Group, Inc., for the benefit of Western National Bank

10.4	Guaranty Agreement, dated as of January 3, 2005, made by Screw Compression Systems, Inc., for the benefit of Western National Bank